UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2014
NuStar GP Holdings, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32940	85-0470977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19003 IH-10 West San Antonio, Texas 78257
(Address of principal executive offices)

(210) 918-2000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On Tuesday, December 9, 2014, senior management of NuStar GP Holdings, LLC (the “Company”) will make a presentation (the “Presentation”) to members of the investment community at the Wells Fargo Securities Research, Economics & Strategy 2014 Energy Symposium in New York at 8:40 a.m. (Eastern Time). In addition, on December 9, the Company’s senior management will participate in meetings with members of the investment community at the symposium. The slides attached to this report were prepared in connection with the Presentation. The slides are included in Exhibit 99.1 to this report and are incorporated herein by reference. The slides will be available in the “Investors” section of the Company’s website at www.nustargpholdings.com after 8:40 a.m. (Eastern Time) on December 9, 2014. Additionally, a live audio webcast and replays of the Presentation will be available beginning at 8:40 a.m. (Eastern Time) on December 9, 2014 in the “Investors” section of the Company’s website at www.nustargpholdings.com.

Item 9.01    Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit Number	Exhibit

Exhibit 99.1	Slides from presentation to be used on December 9, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR GP HOLDINGS, LLC

Date: December 9, 2014	By:	/s/ Amy L. Perry
	Name:	Amy L. Perry
	Title:	Senior Vice President, General Counsel - Corporate & Commercial Law and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

Exhibit 99.1	Slides from presentation to be used on December 9, 2014.

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